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                                                                      Exhibit 21

                               NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

        Jurisdiction of
         Incorporation                   Name
        ---------------                  ----

        INTERNATIONAL:
        --------------
        Australia                        Nordson Australia Pty. Limited
        Austria                          Nordson GmbH
        Belgium                          Nordson Belgium N.V.
        Brazil                           Nordson do Brasil Industria e
                                           Comercio Ltda.
        Canada                           Nordson Canada, Limited
        China                            Nordson (China) Co., Ltd.
        Colombia                         Nordson Andina Ltda.
        Czech Republic                   Nordson CS, spol.s.r.o.
        Denmark                          Nordson Danmark A/S
        Finland                          Nordson Finland Oy
        France                           Nordson France S.A.
        Germany                          Nordson Deutschland GmbH (1)
        Germany                          Nordson Engineering GmbH
        Germany                          Nordson Euro Trading GmbH (2)
        Hong Kong                        Nordson Application Equipment, Inc.
        India                            Nordson India Private Limited
        Italy                            Nordson Finishing S.r.l.
        Italy                            Nordson Italia S.p.A (3)
        Japan                            Nordson Engineering K.K.
        Japan                            Nordson K.K.
        Malaysia                         Nordson (Malaysia) Sdn. Bhd. (4)
        Mexico                           Nordson de Mexico, S.A. de C.V.
        Netherlands                      Nordson European Distribution B.V.
        Netherlands                      Nordson Nederland B.V.
        Netherlands                      Nordson Walcom B.V.
        Norway                           Nordson Norge A/S
        Poland                           Nordson Polska Sp.z.o.o.
        Portugal                         Nordson Portugal Equipamento
                                           Industrial, Lda.
        Russia                           Nordson Deutschland GmbH -
                                           Representative Office
        Singapore                        Nordson S.E. Asia (Pte.) Ltd.
        South Korea                      Nordson Sang San Ltd. (5)
        Spain                            Nordson Iberica, S.A.
        Sweden                           Nordson Sverige AB
        Switzerland                      Nordson (Schweiz) AG (6)
        United Kingdom                   Applied Curing Technology, Ltd. (7)
        United Kingdom                   Nordson (U.K.) Limited
        United Kingdom                   Spectral Technology Group Limited
        United States Virgin Islands     Nordson FSC, Inc.
        Venezuela                        Nordson International de Venezuela,
                                           C.A.
        Vietnam                          Nordson Pacific, Inc. - Representative
                                           Office


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        Jurisdiction of
         Incorporation                   Name
        ---------------                  ----

        DOMESTIC:
        ---------
        California                       Asymptotic Technologies, Inc.(8)
        California                       Mountaingate Engineering, Inc.
        California                       Slautterback Corporation
        Connecticut                      Electrostatic Technology, Inc.
        Ohio                             Applied Curing Technology, Inc.
        Ohio                             Nordson Pacific, Inc.
        Ohio                             Nordson U.S. Trading Company


        (1)  Owned by Nordson Engineering GmbH and Nordson Corporation
        (2)  Owned by Nordson Engineering GmbH
        (3)  Owned by Nordson Finishing S.r.l.
        (4)  A 65%-owned joint venture
        (5)  A 45%-owned joint venture accounted for on the equity method
        (6)  Owned by Nordson Belgium S.A.
        (7)  Owned by Spectral Technology Group Limited
        (8)  Does business under the name Asymtek